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                                                                   Exhibit 99.2



THIS CONVERTIBLE DEBENTURE HAS BEEN SOLD IN AN "OFFSHORE TRANSACTION" IN RELIANCE UPON REGULATION S AS PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION. ACCORDINGLY, NEITHER THIS CONVERTIBLE DEBENTURE NOR ANY COMMON SHARES INTO WHICH IT MAY BE CONVERTIBLE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A "U.S. PERSON" (AS DEFINED UNDER REGULATION S) EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

TRANSFER OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE IS LIMITED BY THE TERMS OF THIS DEBENTURE AND ALL EXHIBITS AND ATTACHMENTS HERETO.


                                     Regulations S Restrictive Agreement No. 001

                          IMAGICA ENTERTAINMENT, INC.

                             CONVERTIBLE DEBENTURE

$100,000.00                                                Gainesville, Florida
-----------
Amount of Debenture                              Date: ________________________



       IMAGICA ENTERTAINMENT, INC., a Florida corporation (the "Company"). for value received, hereby promises to pay to Nimbus Tres Sociedad Anonima the principal sum of $100,000 on November 1, 2006, and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) from the date hereof on the unpaid balance of such principal amount from time to outstanding at the rate of three percent (3%) per annum; all such accrued interest and principal shall be due and payable on or before ten years following the date of this agreement by payment of all principal and interest due hereunder by the issuance of common stock of the Company valued at the Conversion Price as herein defined. Anytime after forty days following Nimbus Tres Sociedad Anonima's funding of this convertible debenture, it may convert the principal amount due hereunder into common shares of the Company at the Conversion Price. As used in this agreement the "Conversion Price" shall refer to the lower of the (a) the closing bid price of the common stock of the Company on the date of funding by Nimbus Tres Sociedad Anonima or (b) Sixty percent (60%) of the closing bid price of the common stock of the Company for the five (5) trading days immediately preceding the date of the conversion.

1.  Conversion

       1.1 Right: Number of Conversion Shares. The holder of this Debenture may, at the holder's option, at any time on or before full payment, convert from time to time the principal amount of such Debenture and all interest then accrued and unpaid, or any part thereof, into Common Stock of the Company. The number

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of shares of Common Stock of the Company into which the Debentures may be converted shall be computed as follows: Divide the principal amount of Debentures to be converted by the Conversion Price.

       1.2  Adjustment for Change in Capital Stock.

              a)  If the Company:

                     (1)  pays a dividend in shares of its Common Stock;

                     (2) subdivides its outstanding shares of Common Stock into a greater number of shares;

                     (3) combines its outstanding shares of Common Stock into a smaller number of shares;

                     (4) distributes to all holders of its Common Stock shares of its capital stock other than Common Stock; or

                     (5) issues by reclassification of its shares of Common Stock any shares of its capital stock.

then the conversion privilege and the Conversion Price in effect immediately prior to such action shall be adjusted so that the holder of any Debenture thereafter converted may receive the number of shares of Common Stock or other capital stock of the Company which such holder would have owned immediately following such action if such holder had converted the Debenture immediately prior to such action.

       b) For a dividend or distribution, the adjustment shall become effective immediately after the record date for the dividend or distribution. For a subdivision, combination, or reclassification, the adjustment shall become effective immediately after the effective date of the subdivision, combination, or reclassification.

       c) If after an adjustment a holder of a Debenture upon conversion of it may receive shares of two or more classes of capital stock of the Company, the Company shall determine the allocation of the adjusted Conversion Price between or among the classes of capital stock. After such allocation, the conversion prices of the classes of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Agreement.

       1.3 Notice of Adjustment. Whenever the Conversion Price is adjusted, the Company shall promptly mail to holders of Debentures a notice of the adjustment.

       1.4 Merger, Consolidation, etc. If the Company at any time while the Debentures are outstanding shall consolidate with, merge into, or effect a plan of exchange with, or sell or convey all or substantially all of its assets to any other corporation or shall by subdivision, combination, or reclassification or securities or otherwise change any of its securities then issuable upon conversion of the Debentures into the same or a different number of securities of any class or classes, then, in any such event, the Debentures shall thereafter be convertible into such number any kinds of securities and property as would have been issuable and distributable on account of such consolidation, merger, plan of exchange, sale, conveyance, subdivision, combination, reclassification, or similar change, upon or with respect to the securities which are issuable upon conversion of the Debentures immediately prior to such consolidation, merger, plan of exchange, sale, conveyance, subdivision, combination, or reclassification, or similar change.



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2.  Prepayment of Principal of Interest.

       All or a portion of interest or principal due hereunder may be prepaid without penalty.

3.  Default.

       3.1 Events of Default; Acceleration. The entire unpaid principal of this Debenture and the interest then accrued on this Debenture shall become and be immediately due and payable on written demand of the holder of this Debenture, without any other notice or demand of any kind or any presentment or protest, if any one of the following conditions or events (an "Event or Default") occurs and is continuing when demand is made, whether voluntarily or involuntarily, or, without limitation, occurring or brought about by operation of law or pursuant to or in compliance with any judgment, decree, or order of any court or any order, rule or regulation of any governmental body.

              a) if the Company defaults in the payment of any principal of any debenture for more than 10 days after the same becomes due and payable, whether at maturity or at a date fixed for payment or be acceleration or otherwise when due; or

              b) if the Company defaults in the payment of any interest on any debenture for more than 10 days after the same becomes due and payable; or

              c) if the Company defaults in the performance of or compliance with any term or covenant contained in the Agreement or this Debenture and such default shall not have been remedied within 15 days after written notice thereof shall have been given to the Company by any holder of Debentures; or

              d) if any representation or warranty made in writing by or on behalf of the Company in the Agreement or pursuant thereto in connection with the transactions contemplated thereby shall prove to have been false or incorrect in any material respect on the date as of which made: or

              e) if the Company makes an assignment for the benefit of creditors, admits in writing its inability to pay its debts as they become due, files a voluntary petition in bankruptcy, is adjudicated as bankrupt or insolvent, files any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future statute, law or regulation, files any answer admitting or not contesting the material allegations of a petition filed against the Company in any such proceeding, seeks or consents to or acquiesces in the appointment of any trustee, receiver, or liquidator of the Company or of all or any substantial part of the properties of the Company of if the Company or its directors or majority shareholders take any action looking to the dissolution or liquidation of the Company; or

              f) if, within 60 days after the commencement of an action against the Company seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief, such action shall not have been dismissed or all orders or proceedings thereunder affecting the operations or the business of the Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within 60 days after the appointment without the consent of acquiescence of the Company of any trustee, receiver, or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated; or

              g) if a final judgment for the payment of money in excess of $25,000 (not covered by insurance or indemnification) shall be rendered against the Company and if, within 60 days after entry thereof, such judgment shall not have been discharged or execution thereof stayed pending appeal, or if,



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within 60 days after the expiration of any such stay, such judgment shall not have been discharged or provision therefor satisfactory to Investors shall have been made;

then and in any such event any holder or holders of the Debentures at the time outstanding may at any time (unless all defaults shall theretofore have been remedied) at its or their option, by written notice or notices to the Company, declare all of the Debentures to be due and payable, whereupon the same shall forthwith mature and become due and payable, together with interest accrued thereon, without presentment, demand, protest, or notice, all of which are hereby waived.

       If any holder of the Debentures gives any notice or takes any other action with respect to a claimed default, the Company, forthwith upon receipt of such notice or obtaining knowledge of such other action, will give written notice thereof to all other holders of the Debentures at the time outstanding, describing such notice or other action and the nature of the claimed default.

       2.3 Remedies on Default, etc. If one or more Events of Default occurs and is continuing, any holder of the Debentures at any time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity, or other appropriate proceeding, whether for the specific performance or any agreement contained herein or under terms of such Debentures or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law. In case of a default in the payment or any principal or interest on any Debentures, the Company will pay to the holder thereof such further amount as shall be sufficient to cover the costs and expenses of collection (or protection of such holder's interests), including, without limitation, reasonable attorneys' fees at pretrial, trial, appellate level, expenses, and disbursements. No course of dealing and no delay on the part of any holder of the Debentures in exercising any right shall operate as a waiver thereof or otherwise prejudice such holder's rights. No right shall be exclusive or any other right referred to herein or therein or now or hereafter available at law, in equity, by statute, or otherwise.

4. Fees. The Company will pay, and save the Holders harmless against all liability for the payment of all costs and other expenses incurred in connection with the Company's performance of and compliance with all agreements and conditions contained herein on its part to be performed or complied with. The Company further agrees that it will pay, and will save the Holders harmless from, any and all liability with respect to any stamp or similar taxes which may be determined to be payable in connection with the execution and delivery of this Debenture or any modification, amendment or alteration of the terms or provisions of this Debenture, and that it will similarly pay and hold the Holders harmless from all issue taxes in respect of the issuance of the purchased shares.

5.  General.

       5.1 Successors and Assigns. This Debenture, and the obligations and rights of the Company hereunder, shall be binding on and inure to the benefit of the Company, the holder of this Debenture, and their respective heirs, successors, and assigns.

       5.2 Currency. All payments shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender therein for the payment of public and private debts.

       5.3 Notices. All notices, requests, consents, and demands shall be made in writing and shall be deemed effectively given when delivered personally to the party to whom it is addressed or when deposited in the United States mail, by registered or certified mail, postage prepaid, addressed to the Company,
Attention: President at 3622 NE 4th Street, Gainesville, Florida, 32601, or to the holder of the Debenture at the addressed furnished to the Company in writing.



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       5.4  Governing Law.  This Debenture shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of Florida.

       5.5 Transfer and Exchange of Debenture. Upon surrender for registration of transfer of any Debenture at the office of the Company, the Company at its expenses shall execute and deliver one or more new Debentures in an aggregate principal amount equal to the unpaid principal amount of such surrendered Debenture registered in the name of the designated transferee or transferees. This Debenture may not be exchanged for other Debentures. Whenever any Debentures are surrendered for exchange, the Company shall execute and deliver at its expense the Debentures which the holder making the exchange is entitled to receive. Each Debenture presented or surrendered for registration of transfer shall be duly enforced, or be accompanied by a written instrument of transfer duly executed, by the holder of such Debenture of the holder's attorney duly authorized in writing. Any Debentures issued in exchange for any Debentures or upon transfer thereof shall carry the rights to unpaid interest accrued to the date of transfer which were carried by the Debentures so exchanged or transferred, and neither gain no loss of interest shall result from any such transfer or exchange.

       5.6 Replacement of Debentures. Upon receipt of evidence reasonably satisfactory of the Company of the loss, theft, destruction, or mutilation of any Debenture and, in the case of any such mutilation, upon the surrender of such Debenture for cancellation at the place of payment specified therein or pursuant thereto, the Company at its expense will execute and deliver, in lieu thereof, a new Debenture of like tenor dated the date to which interest has been paid on such lost, stolen, destroyed or mutilated Debenture.

       IN WITNESS WHEREOF, this Debenture has been executed and delivered as a sealed instrument on the date first above written by the duly authorized representative of the Company.



                                   IMAGICA ENTERTAINMENT, INC.



                                        /s/ Robert S. Wormser
                                   ------------------------------------
                                   By:  Robert S. Wormser
                                   Title: President






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THIS CONVERTIBLE DEBENTURE HAS BEEN SOLD IN AN "OFFSHORE TRANSACTION" IN
RELIANCE UPON REGULATION S AS PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION. ACCORDINGLY, NEITHER THIS CONVERTIBLE DEBENTURE NOR ANY COMMON SHARES INTO WHICH IT MAY BE CONVERTIBLE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A "U.S. PERSON" (AS DEFINED UNDER REGULATION S) EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

TRANSFER OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE IS LIMITED BY THE TERMS OF THIS DEBENTURE AND ALL EXHIBITS AND ATTACHMENTS HERETO.


                                     Regulations S Restrictive Agreement No. 002
                                                                             ---
                          IMAGICA ENTERTAINMENT, INC.

                             CONVERTIBLE DEBENTURE

$100,000.00                                                Gainesville, Florida
-----------
Amount of Debenture                              Date: ________________________



       IMAGICA ENTERTAINMENT, INC., a Florida corporation (the "Company"), for value received, hereby promises to pay to Nimbus Tres Sociedad Anonima the principal sum of $100,000 on November 1, 2006, and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) from the date hereof on the unpaid balance of such principal amount from time to outstanding at the rate of three percent (3%) per annum; all such accrued interest and principal shall be due and payable on or before ten years following the date of this agreement by payment of all principal and interest due hereunder by the issuance of common stock of the Company valued at the Conversion Price as herein defined. Anytime after forty days following Nimbus Tres Sociedad Anonima's funding of this convertible debenture, it may convert the principal amount due hereunder into common shares of the Company at the Conversion Price. As used in this agreement the "Conversion Price" shall refer to the lower of the (a) the closing bid price of the common stock of the Company on the date of funding by Nimbus Tres Sociedad Anonima or (b) Sixty percent (60%) of the closing bid price of the common stock of the Company for the five (5) trading days immediately preceding the date of the conversion.

1.  Conversion

       1.1 Right; Number of Conversion Shares. The holder of this Debenture may, at the holder's option, at any time on or before full payment, convert from time to time the principal amount of such Debenture and all interest then accrued and unpaid, or any part thereof, into Common Stock of the Company. The number

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November 18, 1996

Robert Wormser
President
Imagica Entertainment, Inc.
P.O. Box 2121
Ocala, FL 34478

Dear Mr. Wormser:

We have the two hundred thousand United States dollars in cleared funds on deposit with the escrow agent and are ready to proceed with the first traunch of the Regulation S agreement. It has come to our attention that you may be considering offering a similar investment arrangement to another purchaser in the near future. It is our opinion if you were to enter into another such funding agreement involving the common stock, preferred shares or debentures of Imagica this may detrimentally affect the financial integrity of our investment in your company. As a condition of our purchasing the debentures as described in the Regulation S Subscription Agreement between us dated September 17, 1996, we would like you to acknowledge and agree that no other funding agreements (written or oral) have been made since the date of that agreement and shall not be made in the future unless Imagica should not receive funding from Nimbus in the minimum gross amount of $200,000 USD for a period of ninety days beginning with the date of the last disbursement of funds to Imagica from the escrow agent.

Please indicate your acceptance of this condition by signing where indicated below and returning to me.

Sincerely,

NIMBUS TRES SOCIEDAD ANONIMA

/s/ Jorge Castro Olmos
-----------------------------
Jorge Castro Olmos

Acknowledged and Agreed:
IMAGICA ENTERTAINMENT, INC.

/s/ Robert S. Wormser
-----------------------------
By: Robert S. Wormser
Title: President